UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2018 (May 1, 2018)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On May 1, 2018, The Lincoln National Life Insurance Company (“Lincoln Life”) completed its previously announced acquisition (the “Closing”) of Liberty Mutual Group Inc.’s (“Liberty”) Group Benefits Business (the “Group Business”) and Individual Life and Annuity Business (the “Life Business”) through the acquisition of all of the issued and outstanding capital stock of Liberty Life Assurance Company of Boston (the “Company”).

Item 8.01              Other Events.

In connection with the Closing and  pursuant to the Master Transaction Agreement, dated January 18, 2018 (the “Master Transaction Agreement”), previously reported in our Current Report on Form 8-K filed on January 23, 2018, Protective Life Insurance Company (“Protective Life”), a wholly owned subsidiary of Protective Life Corporation (“Protective”), and Protective Life and Annuity Insurance Company (“PLAIC”), a wholly owned subsidiary of Protective Life, entered into reinsurance agreements (the “Reinsurance Agreements”) and related ancillary documents (including administrative services agreements and transition services agreements) providing for the reinsurance and administration of the Life Business.

Pursuant to the Reinsurance Agreements, the Company ceded to Protective Life and PLAIC the insurance policies related to the Life Business on a 100% coinsurance basis.  The aggregate ceding commission for the reinsurance of the Life Business was $422.9 million. All policies issued in states other than New York were ceded to Protective Life under a reinsurance agreement between the Company and Protective Life, and all policies issued in New York were ceded to PLAIC under a reinsurance agreement between the Company and PLAIC.  The aggregate statutory reserves of the Company ceded to Protective Life and PLAIC as of the closing of the Transaction were approximately $13.3 billion, which amount was based on initial estimates and is subject to adjustment following the Closing.  Pursuant to the terms of the Reinsurance Agreements, each of Protective Life and PLAIC are required to maintain assets in trust for the benefit of the Company to secure their respective obligations to the Company under the Reinsurance Agreements.   The trust accounts were initially funded by each of Protective Life and PLAIC principally with the investment assets that were received from the Company. Additionally, Protective Life and PLAIC have each agreed to provide, on behalf of the Company, administration and policyholder servicing of the Life Business reinsured by it pursuant to administrative services agreements between the Company and each of Protective Life and PLAIC.

The above description of the Master Transaction Agreement and the related agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Transaction Agreement, a copy of which was filed as Exhibit 2.1 to Protective’s Current Report on Form 8-K filed on January 23, 2018.

On May 1, 2018, Protective issued a press release titled “Protective Closes Reinsurance Transaction with Liberty Life.”  A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Protective intends to file the financial statements of the business acquired as required by this Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)          Pro Forma Financial Information.

Protective intends to file pro forma financial information as required by this Item 9.01(b) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)          Exhibits:

Exhibit No.	Description

2.1

Master Transaction Agreement, dated as of January 18, 2018, by and among Protective Life Insurance Company, Protective Life Corporation, The Lincoln National Life Insurance Company, Lincoln National Corporation, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company and Liberty Mutual Group Inc., incorporated by reference to Exhibit 2.1 to Protective Life Corporation’s Current Report on Form 8-K filed on January 23, 2018.

99.1	Press Release issued by Protective Life Corporation, dated May 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2018	Protective Life Corporation

	By:	/s/ Paul R. Wells
		Name:	Paul R. Wells
		Title:	Senior Vice President, Chief Accounting Officer and Controller